UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: January 22, 2019

Date of Earliest Event Reported: January 22, 2019

MID-CON ENERGY PARTNERS, LP

(Exact name of registrant as specified in its charter)

Delaware	001-35374	45-2842469
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2431 E. 61st Street, Suite 850
Tulsa, Oklahoma

(Address of principal executive offices)

74136

(Zip code)

(918) 743-7575

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

The information disclosed in this Form 8-K, including Exhibit 99.1 hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the Exchange Act), or otherwise subject to the liabilities under that section, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act except as expressly set forth by specific reference in such filing.

Item 7.01	Regulation FD Disclosure.

On January 22, 2019, Mid-Con Energy Partners, LP (the “Partnership”) issued a press release announcing a cash distribution for its Class A and Class B Convertible Preferred Units (the “Preferred Units”) for the fourth quarter of 2018 as further described below and in the press release.  A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference

Item 8.01	Other Events.

On January 22, 2019, the Partnership issued a press release announcing that the Board of Directors declared a cash distribution for its Class A Convertible Preferred Units and its Class B Convertible Units for the fourth quarter ended December 31, 2018, according to terms outlined in the Partnership Agreement. A cash distribution of $0.043 per Class A Convertible Preferred Unit, and $0.0306 per Class B Convertible Preferred Unit will be paid on February 14, 2019 to holders of record as of the close of business on February 7, 2019.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

99.1 Press release dated January 22, 2019.

MID-CON ENERGY PARTNERS, LP
		By:	Mid-Con Energy GP, LLC
its general partner

Dated:	January 22, 2019	By:	/s/Charles L. McLawhorn, III
Charles L. McLawhorn, III
Vice President, General Counsel and Secretary